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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Fidelity National Financial, Inc.:

We consent to the inclusion of our report dated June 19, 1998, with respect to the consolidated balance sheets of Fidelity National Financial, Inc. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of earnings, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the Form 8-K of Fidelity National Financial, Inc. dated June 24, 1998.


                                                  /s/ KPMG PEAT MARWICK LLP

Los Angeles, California
September 23, 1998